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Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following Registration Statements on Form S-8

No. 333-47165 pertaining to the Precision Tune Stock Option Plan
No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option Plan No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock Option Plan
No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan
No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan
No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan

of our report dated September 8, 2000, except Note 15, as to which the date is October 11, 2000, with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                      Ernst & Young LLP


September 27, 2001
McLean, Virginia

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